Exhibit 24
POWER OF ATTORNEY

March 11, 2026

    Know all by these present, that the undersigned hereby constitutes and appoints each of Kristin Blazewicz, Christina Kiely, Hettle Vasani, Thomas Seitaridis and Audrey Foo, or any one of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:
(1)take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
(2)to act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;
(3)cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and
(4)execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner and an officer or director of Coty Inc., a Delaware corporation (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;
(5)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by any such attorney-in-fact that would have been authorized by this power of attorney if it has been in effect at the time such action was taken. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Schedules 13D and 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the day first written above.

/s/ Robert Kunze-Concewitz
Signer: Robert Kunze-Concewitz